SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Delaware Pooled Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

1.	Email to consultants – concurrent with proxy mailing

Subject: CLIENT NAME* - Delaware Pooled Trust Proxy – MEETING DATE

Good morning/Good afternoon:

Pursuant to the Delaware Pooled Trust prospectus supplement sent in May, I am reaching out to inform you that a proxy statement and proxy card were recently mailed to the address of record for our mutual client(s) referenced above/listed below*. We are asking that the client promptly vote the shares over the telephone or online by DEADLINE by simply calling 1-800-337-3503 or visiting www.proxy-direct.com.

If you have any questions, please call me at 800.231.8002.

Thank you.

*Note: if multiple clients, we will list in the body instead of naming in the subject

2.	Proxy follow up email to clients

Subject: CLIENT NAME - Delaware Pooled Trust Proxy – MEETING DATE

Good morning/Good afternoon:

I am following up to be sure you received a proxy statement and proxy card, which were recently mailed to the address of record for the above referenced Delaware Pooled Trust FUND NAME account. If you received it, we are asking that you promptly vote the shares over the telephone or online by DEADLINE. Simply call 1-800-337-3503 or visit www.proxy-direct.com. When voting please refer to the control number indicated on the proxy card.

If you have not received the proxy materials, please call me at 800.231.8002 and we will have a duplicate sent via email.  Your vote is important.

Thank you.

CSST Only Proxy Call Flow – Voting Campaigns

6/7/16